Exhibit 99.1

                    SALE AND SERVICING AGREEMENT, dated as of
          _______ __, ____ (as from time to time amended, supple-mented or otherwise modified and in effect, this "Agree-ment"), by and among NATIONSBANK AUTO OWNER TRUST ____-_ (the "Issuer"), a Delaware business trust, NATIONSBANK, N.A., NATIONSBANK, N.A. (SOUTH) and NATIONSBANK OF TEXAS, N.A. each a national banking association, (each a "Sell-er" and together, the "Sellers"), and NATIONSBANK, N.A., as servicer (the "Servicer").

                    WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with retail motor vehicle installment sales contracts indi-rectly originated by the Sellers in the ordinary course of their business;

                    WHEREAS, the Sellers are willing to sell, transfer, assign, set over and convey such receivables to the Issuer; and

                    WHEREAS, NationsBank, N.A., is willing to service such receivables on behalf of the Issuer;

                    NOW, THEREFORE, in consideration of the premis-es and the mutual covenants herein contained, and other good and valuable consideration, the receipt and suffi-ciency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I

                            DEFINITIONS AND USAGE

                    Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                               End of Article I


          ARTICLE II

          OWNER TRUST PROPERTY

                    SECTION 2.1. Conveyance of Owner Trust Proper-ty. In consideration of the Issuer's delivery to, or upon the order of, the Sellers of Notes and Certificates, in aggregate principal amounts equal to the initial principal amount of the Notes and the Initial Certificate Balance, respectively, the Sellers hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Sellers, whether now owned or hereafter acquired, in and to the Owner Trust Property. The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Sellers to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Owner Trust Property or any agreement, document or instrument related thereto.

                    It is the intention of the Sellers and the Issuer that the transfer of the Owner Trust Property contemplated herein constitute a sale of the Owner Trust Property, conveying good title to the Owner Trust Proper-ty from the Sellers to the Issuer. However, in the event that such transfer is deemed to be a pledge to secure the payment of the Notes and the Certificates, each Seller hereby grants to the Issuer a first priority security interest in all of such Seller's right, title and inter-est in, to and under the Owner Trust Property conveyed by such Seller, and all proceeds thereof, to secure the payment of the Notes and the Certificates, and in such event, this Agreement shall constitute a security agree-ment under applicable law.

                    SECTION 2.2. Representations and Warranties of the Sellers as to the Receivables. Each Seller makes the following representations and warranties as to the Re-ceivables conveyed by such Seller on which the Issuer shall be deemed to have relied in accepting such Receiv-ables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, assignment, setting over and conveyance of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                         (i)  Characteristics of Receivables.  The
               Receivable has been fully and properly executed by the parties thereto and (a) has been originated by a Dealer for the retail sale of a Motor Vehicle in the ordinary course of such Dealer's business, and has been purchased by the Seller from such Dealer in the ordinary course of the Seller's business and in accordance with the Seller's underwriting standards to finance the retail sale by a Dealer of the Fi-nanced Vehicle and has been validly assigned by such Dealer to the Seller, (b) is secured by a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed


               Vehicle (subject to administrative delays and cleri-cal errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), which security interest is assignable together with such Receiv-able, and has been so assigned, by the Seller to the Trust, (c) contains or is accompanied by a security agreement which contains customary and enforceable provisions such that the rights and remedies of the secured party are adequate for realization of the benefits of the security interest in the subject collateral, (d) provides at origination for level monthly payments (provided, that the last payment may be different from the level payment), which fully amortize the Amount Financed over the original term and (e) provides for interest at the related Contract Rate.

                         (ii)  Schedule of Receivables.  The infor-
               mation set forth in the Schedule of Receivables with respect to such Receivable has been produced from the Electronic Ledger and was true and correct as of the close of business of the Servicer on the Cut-Off Date [(and) any applicable Subsequent Transfer
               Date)]; and the Cut-Off Date Principal Balance of the Receivable has been accurately and correctly calculated.

                         (iii)  Compliance with Laws.  To the
               knowledge of the Seller, the Receivable, and the sale of the related Financed Vehicle, complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, includ-ing, to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B and Z, and any other consumer credit, equal opportu-nity, and disclosure laws; provided, however, that if, notwithstanding the knowledge of the Seller, any Receivable, or the sale of the related Financed Vehicle, fails to comply with applicable law in the manner and to the extent set forth herein, the Seller shall repurchase such Receivable in accor-dance with the terms and conditions set forth in
               Section 2.4, but such failure to comply with such laws shall not constitute a breach of this warranty except for purposes of Section 2.4.

                         (iv)  Binding Obligation.  The Receivable
               constitutes the genuine, legal, valid, and binding payment obligation in writing of the Obligor, en-forceable in all material respects by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bank-ruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting creditors' rights in general.


                         (v)  No Government Obligor.  The Obligor
               on the Receivable is not the United States of Ameri-ca or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

                         (vi)  Receivables in Force.  The Receiv-
               able has not been satisfied, subordinated, or re-scinded and the Financed Vehicle has not been re-leased from the lien granted by the Receivable in whole or in part.

                         (vii)  No Amendment or Waiver.  No materi-
               al provision of the Receivable has been amended, waived, altered or modified in any respect, except pursuant to a document, instrument or writing in-cluded in the Receivable File or reflected in the Electronic Ledger, and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section.

                         (viii)  No Defenses.  The Receivable is
               not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Receivable, or the exercise of any right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescis-sion, setoff, counterclaim or defense, including the defense of usury, and the Seller has not received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense asserted with respect thereto.

                         (ix)  No Liens.  The Seller has not re-
               ceived notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to the Financed Vehicle, that are or may be liens prior to, or equal in priority to or coordinate with, the lien granted by the Receivable.

                         (x)  No Default.  Except for payment
               delinquencies continuing for a period of not more than thirty (30) days as of the Cut-Off Date [(or any applicable Subsequent Transfer Date)], to the knowledge of the Seller (a) no default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and (b) no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived any of the foregoing; provid-ed, however, that if, notwithstanding the knowledge of the Seller, any of the events specified in (a) or
               (b) above exists or has arisen with respect to a Receivable, the Seller shall repurchase such Receiv-able in accordance with the terms and conditions of
               Section 2.4, with the existence of such events not


               constituting a breach of this warranty, except for purposes of Section 2.4.

                         (xi)  Insurance.  The Financed Vehicle
               securing such Receivable is required by the Receiv-able to be insured under an Insurance Policy.

                         (xii)  Good Title.  Immediately prior to
               the assignment herein contemplated, the Receivable had not been sold, assigned, pledged or otherwise conveyed by the Seller to any Person, and the Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other Person, was the sole owner thereof and had full right and power to transfer and assign the Receivable to the Trust. Immediately upon the transfer and assignment of the Receivable to the Trust, the Trust shall have good and market-able title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other Person; and all filings and actions required by the UCC with respect to the transfer to the Trust of Receivables associated with the sale of the same have been accomplished for the purpose of complying with the UCC provisions governing the relative priority of interests of parties in the Receivables.

                         (xiii)  Lawful Assignment.  The Receivable
               has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer or assignment of such Receivable hereunder or pursuant to transfers of the Notes or Certifi-cates are unlawful, void, or voidable.

                         (xiv)  All Filings Made.  All filings have
               been made, including filings under the UCC, which are necessary in any jurisdiction to cause the ownership and title interests of the Issuer in the Receivables to be afforded priority over competing claims of the holders of security interests or other claims against whom such filings can assure priori-ty.

                         (xv)  Valid Security Interest.  On the
               Closing Date, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing the Re-ceivable (subject to administrative delays and clerical errors on the part of the applicable gov-ernment agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest). With respect to the foregoing, each Seller hereby cove-nants to take all action necessary such that, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority perfected security inter-est in the Financed Vehicle for the benefit of the Issuer (subject to administrative delays and cleri-cal errors on the part of the applicable government agency and any statutory or other lien arising by operation of law after the Closing Date which is prior to such interest).

                         (xvi)  Capacity of Parties.  To the knowl-
               edge of the Seller, all parties to the Receivable had capacity to execute the Receivable; provided, however, that if, notwithstanding the knowledge of the Seller, all parties to any Receivable did not have the capacity to execute such Receivable, the Seller shall repurchase such Receivable in accor-dance with the terms and conditions of Section 2.4, with the existence of such lack of capacity not constituting a breach of this warranty, except for purposes of Section 2.4.

                         (xvii)  One Original.  Only one original
               of each Receivable was executed.

                         (xviii)  Obligations; No Impairment.  The
               Seller has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable and has done nothing to impair the rights of the Issuer, the Noteholders or the Certif-icateholders in the Receivable or the proceeds thereof.

                         (xix)  No Fraud or Misrepresentation.  To
               the knowledge of the Seller, the Receivable was originated by a Dealer and sold by such Dealer to the Seller without any conduct constituting fraud or misrepresentation against the Obligor on the part of such Dealer; provided, however, that if, notwith-standing the knowledge of the Seller, any Receivable was originated and sold under conduct constituting fraud or misrepresentation against the Obligor on the part of such Dealer, the Seller shall repurchase such Receivable in accordance with the terms and conditions of Section 2.4, with the existence of such conduct not constituting a breach of this warranty, except for purposes of Section 2.4.

                         (xx)  Possession.  Immediately prior to
               the Closing Date, the Seller (or an Affiliate) will have possession of the Receivable File, and there are and there will be no custodial agreements in effect materially adversely affecting the right or ability of the Seller to make, or cause to be made, any delivery required hereunder.

                         (xxi)  Bulk Transfer Laws.  The transfer,
               assignment and conveyance of the Receivable and Receivable Files by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any appli-cable jurisdiction.

                    SECTION 2.3. Warranties as to the Receivables in the Aggregate and Actions of the Sellers. The Sellers hereby make the following warranties jointly and several-ly as to the Receivables on which the Issuer shall be deemed to have relied in accepting the Receivables. Unless otherwise indicated, such warranties shall speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                    (a) Amounts. The aggregate Cut-Off Date Prin-cipal Balances of the Receivables are equal to the Ini-tial Pool Balance.

                    (b) Individual Characteristics. The Receiv-ables have the following individual characteristics as of the close of business of the Servicer on the Cut-Off
          Date: (a) the obligations of the Obligors on the Receiv-ables are secured by security interests in new or used automobiles, vans or light-duty trucks; (b) each Receiv-able has a Contract Rate of at least ___% and not more than ___%; (c) each Receivable had a remaining maturity of not less than [12] months and not more than __ months;
          (d) each Receivable had a Cut-Off Date Principal Balance of not less than $_____ and not more than $_____; (e) no Receivable was more than thirty (30) days delinquent as of the Cut-Off Date; (f) no Financed Vehicle had been repossessed as of the Cut-Off Date; (g) no Receivable is a Defaulted Receivable; (h) each Receivable is a retail motor vehicle installment sales contract; (i) each [Sim-ple Interest] Receivable [(except for those Receivables that are Balloon Receivables)], at origination, provides for allocation of payments between principal and interest by the Simple Interest Method and for level monthly payments that fully amortize the Amount Financed over the original term; (j) each Receivable is not related to a Motor Vehicle that is the subject of forced-placed insur-ance; [and (k) each Balloon Receivable, at origination, provides for allocation of payments between principal and interest by the Simple Interest Method and for equal monthly payments (except for the final scheduled monthly payment) which fully amortize the Amount Financed over the original term]. The Receivables were selected utiliz-ing selection procedures that were not adverse to the Certificateholders.

                    (c) Aggregate Characteristics. The Receivables had the following characteristics in the aggregate as of the Cut-Off Date: (a) approximately __% of the Initial Pool Balance was attributable to loans for purchases of new Financed Vehicles, and approximately __% of the Initial Pool Balance was attributable to loans for pur-chases of used Financed Vehicles; (b) the weighted aver-age Contract Rate of the Receivables was approximately ____%; (c) there were _____ Receivables; (d) the average Cut-Off Date Principal Balance was approximately $_____;
          (e) the weighted average original term and weighted average remaining term of the Receivables were approxi-mately _____ months and _____ months, respectively; [(f) no Receivable was originated on a date prior to ____ __, ____; (g) no Receivable has a first Scheduled Payment due
          after ____ __, ____; and (h)    % of the Initial Pool
          Balance (    Receivables) are Simple Interest Receivables
          and      % of the Initial Pool Balance (     Receivables)
          are Balloon Receivables.]

                    (d) Computer Tape. The Computer Tapes were complete and accurate as of the Cut-Off Date and include a description of the same Receivables that are described in the Schedule of Receivables.

                    (e) Marking Records. On or before the Closing Date, the Sellers will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that such Re-ceivables constitute part of the Owner Trust Property and are owned by the Trust in accordance with the terms of the trust created hereunder.

                    (f) No Assignment. As of the Closing Date, none of the Sellers shall have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies, the Dealer Agreements, the Dealer Assignments or payments due under the Receivables that is senior to, or equal with, that of the Trust.

                    (g) Location of Receivable Files. The Receiv-able Files shall be kept at one or more of the locations listed in Schedule B hereto.

                    (h) Rating Agencies. The rating agencies rating the Notes and the Certificates are Moody's and Standard & Poor's.

                    (i) Agreement. The representations and warran-ties of the Sellers in Section 6.1 are true and correct.

                    SECTION 2.4.  Repurchase upon Breach.  The
          Sellers, the Servicer, the Issuer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Sellers' representations and warranties made by the Sellers pursu-ant to Section 2.2. (including, in the case of Sections 2.2(iii), (x), (xvi) and (xix), any breach or failure which would have occurred if such warranty had not been made to the knowledge of the Sellers) or Section 2.3. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives notice in writing of, such breach or failure, the Indenture Trustee shall enforce the obligation of the Sellers under this Section 2.4, to repurchase, as of the last day of such Collection Period, any Receivable mate-rially and adversely affected by the breach on the Depos-it Date immediately following such Collection Period; provided, however, that if such breach or failure occurs solely as a result of NationsBank, N.A.'s practice of retaining original Motor Vehicle loan documents only in microfilm form, NationsBank, N.A. shall not be required to repurchase any such Receivables unless the Dealer with respect to such Receivable becomes the subject of any bankruptcy, insolvency or similar proceedings and the trustee in bankruptcy, conservator, receiver or other similar official or a creditor of such Dealer asserts that NationsBank, N.A. did not have, or the Issuer does not have, a first priority perfected ownership interest in such Receivable as a result of such practice. Any breach of a representation relating to the status of a Receivable as a Simple Interest Receivable or the Con-


          tract Rate of a Receivable shall be deemed material. In consideration of the purchase of a Receivable hereunder, the related Seller shall remit the Purchase Amount of such Receivable, no later than the close of business (New York time) on the applicable Deposit Date, in the manner specified in Section 4.5. Except as provided in Section 6.2, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certifi-cateholders with respect to a breach or failure to be true of the warranties made by a Seller pursuant to
          Section 2.2 or Section 2.3 shall be to require such Seller to repurchase any Receivables subject to such breach pursuant to this Section 2.4. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receiv-able pursuant to this Section 2.4 or the eligibility of any Receivable for purposes of this Agreement.

                    SECTION 2.5. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer pursuant to the Indenture, with respect to each Receivable (collectively, a "Receivable File"):

                    (a) the original of the Receivable in all cases in which an original exists;

                    (b) any documents evidencing the existence of any Insurance Policies;

                    (c) copies of the original credit application;

                    (d) either (x) the original certificate of title, or such other documents as the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle or the efforts (including the proof of application for notice of lien or other evidence of such security interest) made by the Seller to perfect such security interest; or (y) with respect to jurisdictions in which the certificate of title or other evidence of ownership is not issued to the holder of a lien, evidence of the Seller's security interest in the Financed Vehicle (or the efforts made by the Seller to perfect such secu-rity interest (including the proof of application for notice of lien or other evidence of such security inter-
          est)), in each case issued by the appropriate governmen-tal agency of the state in which such Financed Vehicle is registered;

                    (e)  electronic entries or originals or true
          copies of all documents, instruments or writings relating to extensions, amendments or waivers of the Receivable;
          and


                    (f) any and all other documents or electronic records that the Seller or Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to the Receivable, the Obligor or the Financed Vehicle.

                    SECTION 2.6.  Duties of Servicer as Custodian.

                    (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Issuer and the Indenture Trustee for the benefit of all present and future Noteholders and Certificate-holders, and maintain such accurate and complete ac-counts, records, and computer systems pertaining to each Receivable as shall enable the Servicer and the Indenture Trustee to comply with the terms and provisions of this Agreement applicable to it. In performing its duties as custodian hereunder, the Servicer and any Person delegat-ed by the Servicer shall exercise the degree of skill and care that the Servicer exercises with respect to similar motor vehicle receivables owned and/or serviced by it and that is consistent with industry standards. The Servicer shall implement and maintain written policies and proce-dures with respect to the handling and custody of the Receivable Files, so that the integrity and physical possession of the Receivable Files shall be maintained, and, in general, shall attend to all details in connec-tion with maintaining custody of the Receivable Files as agent of the Owner Trustee, for the benefit of the Trust and the Noteholders and the Certificateholders. The Servicer shall also maintain a current inventory of the Receivables and conduct, or cause to be conducted, peri-odic audits (to the extent required by Section 3.11) of the Receivable Files held by it under this Agreement and the related accounts, records, and computer systems, and shall otherwise maintain (or cause to be maintained) the Receivable Files in such a manner as shall enable the Issuer or Indenture Trustee to verify, if the Issuer or Indenture Trustee so elects, the accuracy of the record keeping of the Servicer; provided, however, nothing in this Agreement shall be construed to require the Issuer, the Owner Trustee or the Indenture Trustee to verify the accuracy of the record keeping of the Servicer. The Servicer shall promptly report to the Issuer, the Owner Trustee and the Indenture Trustee any failure to hold the Receivable Files and maintain the accounts, records, and computer systems as herein provided, and the Servicer shall promptly take appropriate action to remedy any such failure.

                    (b) Maintenance of and Access to Records. The Servicer shall maintain (or cause to be maintained) each Receivable File at the location specified in Schedule B to this Agreement, or at such other office of the Servicer or of its delegatee within the states of North Carolina or Texas (or, in the case of any successor Servicer, within the state in which its principal place of business is located) as shall be specified to the Issuer and the Indenture Trustee by thirty (30) days' prior written notice. The Servicer shall make available to the Issuer and the Indenture Trustee or their Autho-rized Officers (or, when requested in writing by the Issuer or Indenture Trustee, to its attorneys or audi-


          tors) and to Noteholders and Certificateholders (in either case only for legitimate business purposes relat-ing to the Trust) the Receivable Files and the related accounts, records, and computer systems maintained by the Servicer at such times during the normal business hours of the Servicer as the Issuer or the Indenture Trustee shall reasonably instruct.

                    (c)  Release of Documents.  Upon written in-
          structions from the Indenture Trustee, the Servicer shall release (or cause to be released) any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practica-ble. Any document so released shall be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, shall have no further need therefor.

                    (d) Title to Receivables. The Servicer agrees that, in respect of any Receivable held by it as custodi-an hereunder, the Servicer will not at any time have or in any way attempt to assert any interest in such Receiv-able (other than its interest in the Supplemental Servic-ing Fee) or the related Receivable File, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of the Trust and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

                    (e)  Authority to Delegate Duties.  The
          Servicer may delegate the performance of its obligations under this Section 2.6 to any Person, including any Affiliate of the Servicer; provided, that nothing in this
          Section 2.6 shall relieve the Servicer of any liability for the performance, by it or by a delegatee, of the custodial obligations described herein.

                    SECTION 2.7. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Autho-rized Officer of the Indenture Trustee. A certified copy of excerpts of By-Laws or certain resolutions of the Board of Directors of the Indenture Trustee shall consti-tute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by such Servicer of writ-ten notice to the contrary given by the Indenture Trust-ee.

                    SECTION 2.8. Custodian's Indemnification. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee (and each of their officers, directors, employees and agents) and the Noteholders and the Certif-icateholders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred, or asserted against the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificate-holders as the result of any act or omission relating to the maintenance and custody of the Receivable Files; provided, however, that the Servicer shall not be liable hereunder to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, or negligence of the Owner Trustee or the Indenture Trustee.

                    SECTION 2.9. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cut-Off Date and shall continue in full force and effect until terminated pursuant to this
          Section 2.9. If a Servicer resigns as the Servicer in accordance with the terms of this Agreement or if all of the rights and obligations of a Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian hereunder may be terminated by (i) the Indenture Trustee, or (ii) by the Indenture Trustee at the direction of Noteholders of Notes evidencing not less than a majority of the aggregate principal amount of Notes Outstanding (the "Majority Noteholders"), or (iii) by the Owner Trustee with the consent of the Majority Noteholders, or (iv) if the Notes have been paid in full,
          (x) by the Owner Trustee, at the direction of the Certif-icateholders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of Certificates (the "Majority Certificateholders") or
          (y) by the Owner Trustee with the consent of the Majority Certificateholders. The Indenture Trustee, at the direc-tion of the Majority Noteholders, or, if no Notes are Outstanding, the Owner Trustee at the direction of the Majority Certificateholders, may terminate the Servicer's appointment as a custodian hereunder at any time with cause, or with thirty (30) days' prior notice without cause, upon written notification to the Servicer. As soon as practicable after any termination of such ap-pointment the Servicer, at the Servicer's expense, shall deliver or cause to be delivered, the Receivable Files to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee at such place or places as the Indenture Trustee may reasonably designate. Notwithstanding any termination of the Servicer as custo-dian hereunder (other than in connection with a termina-tion resulting from the termination of the Servicer, as such, pursuant to Section 8.1), the Indenture Trustee agrees that, from and after the date of such termination, and for so long as the Servicer is acting as Servicer pursuant to this Agreement, the Indenture Trustee shall provide, or cause the successor custodian to provide, reasonable and customary access to the Receivable Files to the Servicer, at such times as the Servicer shall request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder and upon the Servicer providing to the Indenture Trustee a request for release in such form as may be agreed to between the Servicer and the Inden-ture Trustee.

                              End of Article II


          ARTICLE III

          ADMINISTRATION AND SERVICING OF
          RECEIVABLES AND OWNER TRUST PROPERTY

                    SECTION 3.1. Duties of Servicer. The Servicer , acting alone and/or through subservicers as provided in this Section 3.1, shall administer the Receivables ser-viced in accordance herewith. The Servicer's duties shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state, or local governmental authorities, investigating delinquen-cies, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and providing collection and repossession services in the event of Obligor default. The Servicer shall also administer and enforce all rights and respon-sibilities of the holder of the Receivables provided for in the Dealer Agreements, Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agree-ments, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. In performing its duties as Servicer hereun-der, the Servicer will exercise that degree of skill and care that the Servicer exercises with respect to similar motor vehicle receivables owned and/or serviced by the Servicer and that is consistent with prudent industry standards. Without limiting the generality of the fore-going, the Servicer is hereby authorized and empowered by the Owner Trustee to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accor-dance with this Agreement; provided, however, that not-withstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction or as otherwise required by law, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance (including accrued interest) of any Receivable from the Obligor, except in connection with a de minimis deficiency which the Servicer would not attempt to col-lect in accordance with its customary procedures. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Owner Trustee shall thereupon be deemed to have automatically assigned such Receivable (other than a Receivable purchased by the Servicer in respect of a breach pursuant to Section 3.7 hereof) to the Servicer, which assignment shall be solely for purposes of collec-tion. The Owner Trustee shall execute and deliver to the Servicer any powers of attorney and other documents or instruments prepared by and at the expense of the Servicer which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Issuer or the Owner Trustee, all licenses, if any, required by the laws of any jurisdic-tion to be held by the Issuer or the Owner Trustee in connection with the ownership of the Receivables, and shall make all filings and pay all fees as may be re-quired in connection therewith during the term hereof.

                    From time to time during the term of this Agreement, the Servicer may enter into agreements with one or more Affiliates for the servicing and administra-tion of certain of the Receivables; provided, however, that any such subservicer shall be and shall remain, for so long as it is acting as subservicer, an Eligible Servicer, and any fees paid to such subservicer shall be paid by the Servicer and not out of the assets of the Trust, and any such subservicer shall agree to service the Receivables in a manner consistent with the terms of this Agreement.

                    (a)  References in this Agreement to actions
          taken, to be taken, permitted to be taken, or restric-tions on actions permitted to be taken by the Servicer in servicing the Receivables and other actions taken, to be taken, permitted to be taken, or restrictions on actions to be taken with respect to the Owner Trust Property shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by a subservicer on behalf of a Servicer and references herein to payments or Recoveries received by a Servicer shall include payments or Recoveries received by a subservicer, irrespective of whether such payments or Recoveries are actually deposited in the Collection Account by such subservicer.

                    (b) The Servicer shall be entitled to termi-nate any subservicing agreement in accordance with the terms and conditions of such subservicing agreement and without any limitation by virtue of this Agreement; provided, however, that, in the event of termination of any subservicing agreement by the Servicer, the Servicer shall either act directly as servicer of the related Receivable or enter into a subservicing agreement with a successor subservicer which will be bound by the terms of the related subservicing agreement.

                    (c) As a condition to the appointment of any subservicer other than an Affiliate of a Seller, the Servicer shall notify the Issuer, the Owner Trustee, the Indenture Trustee and the Rating Agencies in writing before such assignment becomes effective and such subservicer shall be required to execute and deliver an instrument in which it agrees that, for so long as it acts as subservicer of the Receivables and the other Owner Trust Property being serviced by it, the covenants, conditions, indemnities, duties, obligations and other terms and provisions of this Agreement applicable to the Servicer hereunder shall be applicable to it as subservicer, that it shall be required to perform its obligations as subservicer for the benefit of the Trust as if it were Servicer hereunder (subject, however, to the right of the Servicer to direct the performance of such obligations in accordance with this Agreement) and that, notwithstanding any provision of a subservicing agreement to the contrary, such subservicer shall be directly liable to the Issuer, Owner Trustee and the Indenture Trustee (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder)


          for the failure by such subservicer to perform its obli-gations hereunder or under any subservicing agreement, and that (notwithstanding any failure by a Servicer to perform its respective duties and obligations hereunder) the Issuer, the Owner Trustee, and the Indenture Trustee may enforce the provisions of this Agreement and any subservicing agreement against the subservicer for the benefit of the Trust and the Noteholders and Certificate-holders, without diminution of such obligations or lia-bilities by virtue of any subservicing agreement, by virtue of any indemnification provided thereunder or by virtue of the fact that the Servicer is primarily respon-sible hereunder for the performance of such duties and obligations, as if a subservicer alone were servicing and administering, under this Agreement, the Receivables and the other Owner Trust Property being serviced by it under the subservicing agreement. Any such subservicer shall agree that it has no rights (including but not limited to, rights to compensation and indemnity) against the Trust.

                    (d)  Notwithstanding any subservicing agree-
          ment, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer or a subservicer or reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Issuer, the Owner Trustee, the Inden-ture Trustee, the Noteholders and Certificateholders for the servicing and administering of the Receivables and the other Owner Trust Property serviced by it in accor-dance with the provisions of this Agreement (including for the deposit of payments and Recoveries received by a subservicer, irrespective of whether such payments or Recoveries are actually remitted to the Servicer or deposited in the Collection Account by such subservicer; provided, however, that if such amounts are so deposited, the Servicer shall have no further obligation to do so) without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from a subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables and the other Owner Trust Property. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                    (e) Any subservicing agreement shall provide that in the event the Servicer shall for any reason no longer be acting as such (including by reason of the occurrence of any of the Events of Servicing Termina-
          tion), the successor Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the outgoing Servicer as a party to such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligation on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Issuer or the Indenture Trust-ee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such subservicing agreement and the Receivables and the other Owner Trust Property then being serviced thereunder and an accounting of amounts collect-ed and held by it and otherwise use its commercially reasonable efforts to effect the orderly and efficient transfer of the subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, the outgo-ing Servicer, at its expense, shall terminate such subservicing agreement and shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Receivables and the other Owner Trust Property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (to-gether with an accounting of such amounts) and shall otherwise use its commercially reasonable efforts to effect the orderly and efficient transfer of servicing of the Receivables and the other Owner Trust Property being serviced by such subservicer to the successor Servicer. The relationship of the Servicer (and of any successor to the Servicer as servicers under this Agreement) to the Issuer, the Owner Trustee or the Indenture Trustee under this Agreement is intended by the parties to be that of independent contractors and not that of joint venturers, partners or agents of the Issuer, the Owner Trustee or the Indenture Trustee.

                    SECTION 3.2. Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and otherwise act with respect to the Receivables, the Dealer Agreements, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judg-ment of the Servicer, maximize the amount to be received by the Trust with respect thereto, in accordance with the standard of care required by Section 3.1. The Servicer will not increase or decrease the number or amount of any Scheduled Payment or the Amount Financed under a Receiv-able or the Contract Rate of a Receivable, or extend, rewrite or otherwise modify the payment terms of a Re-ceivable, release collateral securing a Receivable, or otherwise modify, waive, or consent to any change in any material term of a Receivable unless (i) the Servicer determines that default by the Obligor on the Receivable is reasonably foreseeable and such action, in the Servicer's reasonable judgment, will maximize the amount ultimately collected by the Trust with respect to such Receivables; (ii) the Servicer would take such action if the Receivable were serviced by it for its own account and in accordance with its customary standards; and (iii) any such action with respect to any Receivable shall not cause the term of such Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date.
           In the event that the Servicer fails to comply with the provisions of the preceding sentence, the Servicer shall be required to purchase the Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in Section 3.7 as of the close of the Collec-tion Period in which such failure occurs.

                    SECTION 3.3. Realization upon Receivables. On behalf of the Issuer, the Servicer shall charge off a Receivable as a Defaulted Receivable no later than [120] days from a first date of delinquency (unless such delin-quency shall have subsequently been cured in accordance with the Servicer's customary servicing practices); provided, however, that in the event of (a) a bankruptcy filing under federal law; (b) a bankruptcy or similar filing under state law; and/or (c) the repossession and sale of a Financed Vehicle, the Servicer shall charge off a Receivable as a Defaulted Receivable no later than [210] days from the first date of delinquency; and pro-vided, further, that the Servicer shall use commercially reasonable efforts to repossess and liquidate the Fi-nanced Vehicle securing any Receivable as soon as it determines that a Receivable is uncollectible in accor-dance with the Servicer's customary servicing procedures, subject to and in accordance with the standard of care required by Section 3.1. In taking any such actions, the Servicer shall follow such customary servicing procedures as it shall deem necessary or advisable in its servicing of motor vehicle receivables, and as are otherwise con-sistent with the standard of care required under Section 3.1, which shall include the exercise of any rights of recourse to Dealers under the Dealer Agreements, Dealer Assignments (or rights to compel repurchase against third Persons) and selling the Financed Vehicle at public or private sale. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obli-gor or any amounts received from the related Dealer. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liqui-dation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses (which, in any event, shall not be unreasonable).

                    If, in any enforcement suit or legal proceed-ing, it is held that a Seller or the Servicer, as the case may be, may not enforce any Receivable on the ground that it shall not be a real party in interest or a Person entitled to enforce the Receivable, or otherwise, the Owner Trustee shall, at the expense of such Seller or the Servicer, as the case may be, take such steps as such Seller or the Servicer, as the case may be, deems neces-sary to enforce the Receivable, including bringing suit in the Owner Trustee's name or the names of the Indenture Trustee, the Noteholders, the Certificateholders, or any of them.

                    If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assign-ment from the Owner Trustee to the Servicer of the rights of the Trust under such Dealer Agreement. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce the Trust's rights under a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, or otherwise, the Owner Trustee, at the Servicer's expense, or the applicable Seller, at such Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement, includ-ing bringing suit in its name or the names of the Inden-ture Trustee, the Noteholders, the Certificateholders, or any of them.

                    SECTION 3.4. Physical Damage Insurance. The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assign-ment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, or otherwise, the Owner Trustee, on behalf of the Trust, at the Servicer's expense, or the related Seller, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Poli-cy, including bringing suit in its name and/or the names of the Indenture Trustee, the Noteholders, the Certifi-cateholders, or any of them.

                    SECTION 3.5. Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with the standard of care required under Section 3.1, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle for the benefit of the Trust. The Issuer and the Owner Trustee, on behalf of the Trust, hereby authorize the Servicer, and the Servicer hereby agrees, to take such steps as are neces-sary to re-perfect such security interest on behalf of the Trust. If there has been an Event of Servicing Termination (or the occurrence of an event specified in clause (iii) or (iv) of Section 8.1(a) with respect to a Seller), the Servicer, at its expense, shall promptly and duly execute and deliver such documents and instruments, and take such other actions as may be necessary, as evidenced by an Opinion of Counsel delivered to the Issuer, the Owner Trustee and the Indenture Trustee, to perfect the Trust's interest in the Owner Trust Property against all other Persons, including the delivery of the Receivables and the Receivable Files to the Indenture Trustee, its agent, or its designee, the endorsement and delivery of the Insurance Policies or the notification of the insurers thereunder, the execution of transfer in-struments, and the endorsement to the Owner Trustee and the delivery of the certificates of title to the Financed Vehicles to the appropriate department or departments of motor vehicles (or other appropriate governmental agen-cy).


                    SECTION 3.6.  Covenants of the Servicer.  The
          Servicer makes the following covenants to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders:

                         (i)  Security Interest to Remain in Force.
               The Financed Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated herein.

                         (ii)  No Impairment.  The Servicer will
               not (nor will it permit any subservicer to) impair in any material respect the rights of the Certifi-cateholders in the Receivables, the Dealer Agree-ments, Dealer Assignments or the Insurance Policies or, subject to clause (iii) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust, the Noteholders or the Certificateholders hereunder would be materially adversely affected.

                         (iii)  Amendments.  The Servicer will not
               increase or decrease the number or amount of Sched-uled Payments or the Amount Financed under a Receiv-able, or extend, rewrite or otherwise waive, amend, or modify any material term of a Receivable, except in accordance with the restrictions set forth in
               Section 3.2.

                    SECTION 3.7.  Purchases by Servicer upon
          Breach. Each Seller, the Servicer and the Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach by the Servicer of its covenants under Section 3.6. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, the Servicer shall pur-chase, as of the last day of such Collection Period, the Receivable or Receivables materially adversely affected thereby on the immediately succeeding Deposit Date; provided, however, that in the case of a breach of the covenant contained in Section 3.6(iii), the Servicer shall be obligated to purchase the affected Receivable or Receivables on the Deposit Date immediately succeeding the Collection Period during which the Servicer becomes aware of, or receives written notice of, such breach (which in all cases shall be deemed to have a material adverse effect on the Certificateholders), such purchase to be as of the last day of such Collection Period. In consideration of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5.
          Except as provided in Section 7.2, the sole remedy of the Issuer, the Indenture Trustee, or the Certificateholders against the Servicer with respect to a breach pursuant to
          Section 3.6 shall be to require the Servicer to repur-chase Receivables pursuant to this Section 3.7.

                    SECTION 3.8. Servicing Compensation. On each Distribution Date, the Servicer shall be paid its Servic-ing Fee for such Distribution Date and any unpaid Servic-


          ing Fees from prior Distribution Dates to the extent of funds available therefor in accordance with the provi-sions of Section 4.6. The Servicing Fee in respect of a Collection Period (together with any portion of a Servic-ing Fee that remains unpaid from prior Distribution Dates) may, at the option of the Servicer, be paid at or as soon as possible after the beginning of such Collec-tion Period out of the first collections received on the Receivables during such Collection Period. In addition, notwithstanding any other provision of this Agreement, the Servicer shall (i) retain any late fees or other fees and charges collected on Receivables during a Collection Period [and (ii) be paid any interest earned during a Collection Period on deposits in the Accounts of Collec-tions on the Receivables] ([collectively], the "Supple-mental Servicing Fee"). The General Partner shall be required to pay all expenses incurred by the Servicer in connection with the Servicer's activities hereunder (including fees and expenses of the Issuer, [the Inden-ture Trustee and its counsel (and any custodian appointed by the Indenture Trustee)] and independent accountants, any subservicer, taxes imposed on the Servicer or any subservicer, and expenses incurred in connection with distributions and reports to the Issuer, the Owner Trust-ee, the Indenture Trustee, the Noteholders and the Cer-tificateholders) except expenses incurred in connection with realizing upon Receivables under Section 3.3. No transfer, sale, pledge or other disposition of the Servicer's right to receive all or any portion of the Servicing Fee or Supplemental Servicing Fee shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to one or more successor Servicers in connection with the assumption by any such successor Servicer of the duties hereunder pursuant to Section 8.2 and all (and not a portion) of the Servicing Fee and Supplemental Servic-ing Fee is transferred to any such successor Servicer.

                    SECTION 3.9.  Servicer's Report.  (a)  On or
          before the Determination Date immediately preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, each Note Paying Agent and Certificate Paying Agent, and the Sellers, with a copy to the Rating Agencies, a certificate of an Autho-rized Officer of the Servicer substantially in the form of Exhibit C hereto (each, a "Servicer's Certificate") containing all information necessary to make the distri-butions pursuant to Sections [4.4, 4.5,] 4.6 and 4.7, for the Collection Period preceding the date of such Servicer's Certificate, together with all information necessary for the Owner Trustee to send statements to Certificateholders pursuant to Section 4.9, and for the Indenture Trustee to send statements to the Noteholders pursuant to Section 4.9 hereof and Section 6.6 of the Indenture. Receivables purchased or to be purchased by the Servicer or a Seller shall be identified by the Servicer by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receiv-ables).

                    (b) On the Determination Date in each calendar month, the Servicer shall deliver to the respective underwriters of the Notes and the Certificates the Note


          Pool Factor for each class of Notes and the Certificate
          Pool Factor as of the close of business on the Distribu-tion Date occurring in that month.

                    SECTION 3.10. Annual Statement as to Compli-ance. (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency on or before [________ 31] of each year, commencing [___________ 31, 1997], an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or shorter period, in the case of the first such Officer's Certificate) and of its performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has, or has caused to be, fully performed its obligations under this Agreement throughout such year (or shorter period, in the case of the first such certificate), or, if there has been a material default in the performance of any such obligation, speci-fying each such default known to such officer and the nature and status thereof. [A copy of such Officer's Certificate and the report referred to in Section 3.11 may be obtained by any Certificateholder or Person certi-fying that it is a Certificate Owner by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case ad-dressed to the applicable Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.]

                    (b)  The Servicer shall deliver to the Owner
          Trustee, the Indenture Trustee and each Rating Agency, promptly upon having knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes or, with the giving of notice or lapse of time, or both, would become, an Event of Servicing Termi-nation under clause (ii) of Section 8.1(a).

                    SECTION 3.11.  Independent Certified Public
          Accountants' Reports. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer and the Sellers and their Affiliates) to deliver to the [Owner Trustee and the Indenture Trustee] on or before [______ 31] of each year commencing [_____ 31, ___], a report to the effect that such firm has conducted an examination, substantial-ly in compliance with attestation standards established by the American Institute of Certified Public Accoun-tants, of certain documents and records relating to the servicing procedures under this Agreement and that, on the basis of such examination, such firm is of the opin-ion that such servicing was conducted in compliance with the sections of this Agreement with which independent public accountants generally possess adequate profession-al knowledge and which are reasonably subject to positive assurance by them, except for such exception as they believe to be immaterial and such other exceptions as shall be set forth in such report.


                    SECTION 3.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide the Indenture Trustee and the Certificate-holders with access to the Receivable Files in such cases where the Indenture Trustee or the Certificateholders shall be required by applicable statutes or regulations to have access to such documentation. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at an office of the Servicer reasonably designated by the Servicer. Nothing in this Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of a Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any Certificateholder, by its accep-tance of a Certificate, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential, except as may be required by appli-cable law.

                    SECTION 3.13. Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act and the rules and regulations of the Commission thereunder.

                    SECTION 3.14. Reports to the Rating Agencies. The Servicer shall deliver to each Rating Agency, at such address as each Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and, if any subservicer is not an Affiliate of the Seller, any subservicing agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

                              End of Article III


                                  ARTICLE IV

                       DISTRIBUTIONS; RESERVE ACCOUNT;
               STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

                    SECTION 4.1.  Accounts.  (a) The Servicer
          shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee, at an Eligible Institution (which shall initial-
          ly be               ), which shall be designated as the
          "Collection Account". The Collection Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to, and direct the Indenture Trustee in writing to make withdrawals from, the Collection Account in accordance with the terms of the Basic Documents. All monies depos-ited from time to time in the Collection Account shall be held by the Indenture Trustee as part of the Owner Trust Property and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

                    If the Servicer is required to remit collec-tions pursuant to the first sentence of Section 4.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regula-tions, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in Permitted Investments that mature not later than the Business Day immediately prior to the Distribution Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. [All interest and other income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be withdrawn from the Collection Account at the written direction of the Servicer and shall be paid to the _________.] In the event that the Collection Account is no longer to be maintained at ___________, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Collection Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                    (b) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at an Eligible Institution (which shall initially be _______), which shall be designated as the "Note Payment Account." The Note Payment Account shall be held in trust for the benefit of the Noteholders. The Note Payment Account shall be under the sole dominion and control of the Indenture Trustee. All monies deposited from time to time in the Note Payment Account pursuant to this Agree-ment and the Indenture shall be held by the Indenture Trustee as part of the Owner Trust Property and shall be applied as provided in the Basic Documents. In the event that the Note Payment Account is no longer to be main-tained at ___________, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the


          Note Payment Account to be moved to an Eligible Institu-tion within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                    (c) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Owner Trustee at an Eligible Institu-
          tion (which shall initially be                       ),
          which shall be designated as the "Certificate Distribu-tion Account". Except as provided in the Trust Agree-ment, the Certificate Distribution Account shall be held in trust for the benefit of the Certificateholders. The Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in the Certificate Distribu-tion Account pursuant to this Agreement and the Indenture shall be held by the Owner Trustee as part of the Owner Trust Property and shall be applied as provided in the Basic Documents. In the event that the Certificate Distribution Account is no longer to be maintained at _________, the Servicer shall, with the Owner Trustee's assistance as necessary, cause the Certificate Distribu-tion Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                    [(d) The Collection Account, the Note Payment Account, [the Yield Supplement Account, the Pre-Funding Account] and the Reserve Account are, collectively, the "Indenture Trust Accounts." Each Indenture Trust Account and the Certificate Distribution Account shall be main-tained as an Eligible Deposit Account, and funds on deposit in the Indenture Trust Accounts and the Certifi-cate Distribution Account may, except to the extent specified herein, be invested by the Indenture Trustee (or, in the case of the Certificate Distribution Account, by the Owner Trustee) in Permitted Investments selected by the Servicer. It is understood and agreed that nei-ther the Indenture nor the Trust shall be liable for any loss or charge arising from such investment in Permitted Investments. Funds on deposit in the Indenture Trust Accounts with respect to any Collection Period shall be invested in Permitted Investments that will mature so that all funds (including both principal and interest) will be available at the close of business on the Deposit Date following such Collection Period. Funds deposited in an Indenture Trust Account on a Deposit Date which immediately precedes a Distribution Date upon the maturi-ty of any Permitted Investments are not required to be (but may be) invested overnight.

                    SECTION 4.2. Collections. (a) The Servicer shall remit to the Collection Account (i) all payments by or on behalf of the Obligors (excluding Purchased Receiv-ables) and (ii) all Liquidation Proceeds and Recoveries, in each case as soon as practicable, but in any event not later than the second Business Day after the receipt thereof; provided, that if and so long as the specific terms and conditions set forth below in this Section 4.2 are fulfilled, the Servicer may make remittances of collections less frequently than daily.


                    (b) Notwithstanding the provisions of Section 4.2(a), if (i) the Servicer shall have the Required Rating or (ii) (A) the Servicer shall have obtained a letter of credit or surety bond (or other form of guaran-ty) in favor of the Indenture Trustee, on behalf of the Issuer, the Owner Trustee, the Noteholders and the Cer-tificateholders, providing that the Indenture Trustee may demand payment (up to the amount then available thereun-der) in the event that the Servicer fails to make any payment or deposit required hereunder and (B) the Rating Agency Condition shall be satisfied, the Servicer may deposit the amounts referred to in subsection (a) above into the Collection Account not later than the Deposit Date immediately succeeding the last day of the related Collection Period, for so long as the Servicer shall have the Required Rating or such letter of credit, surety bond or other form of guaranty is in full force and effect, as the case may be; provided, however, that (i) if an Event of Servicing Termination has occurred and is continuing,
          (ii) the Servicer has been terminated as such pursuant to
          Section 8.1 or (iii) the Servicer ceases to have the Required Rating (and the Servicer has not obtained a letter of credit, surety bond or other form of guaranty satisfying the conditions specified above), the Servicer shall deposit such amounts (including any amounts then being held by the Servicer) into the Collection Account as provided in Section 4.2(a). Notwithstanding the foregoing, the provisions of the proviso to the preceding sentence shall not be applicable to a successor Servicer solely by reason of the occurrence of an event specified in clauses (i), (ii) and (iii) of such proviso with respect to the outgoing Servicer. Following the occur-rence of an event specified in clauses (i), (ii) or (iii) of the proviso to the second preceding sentence, on a monthly basis, all Collections, Liquidation Proceeds and Recoveries shall be segregated by book-entry or other form of identification on the Servicer's books and re-cords and identified as the property of the Trust. The Servicer shall promptly notify the Indenture Trustee in writing if it shall obtain or lose the Required Rating or the benefit of such letter of credit, surety bond or other form of guaranty.

                    (c) Notwithstanding the provisions of subsec-tions (a) and (b) hereof, the Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period any amounts previous-ly deposited in the Collection Account but later deter-mined to have resulted from mistaken deposits or postings or checks returned for insufficient funds, in each case, with respect to which the Servicer has not been previous-ly reimbursed hereunder. The amount to be retained or reimbursed hereunder shall not be included in Collections with respect to the related Distribution Date.

                    (d)  In those cases where a subservicer is
          servicing a Receivable, the Servicer shall cause the subservicer to remit to the Collection Account as soon as practicable, but in no event later than the close of business on the second Business Day after receipt thereof by the subservicer (but subject to the provisions of Section 4.2(b) applied with respect to such subservicer and the limitations contained in Section 4.2(c) of this Agreement) the amounts referred to in Section 4.2(a) in respect of a Receivable being serviced by the subservicer.

          The Owner Trustee or the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance that would require daily remittance by the Servicer to the Collection Account unless the Owner Trustee or the Indenture Trustee has received notice of such event or circumstance from the Sellers or the Servicer in an Officer's Certificate or from the Noteholders of Notes evidencing not less than 25% of the principal amount of the Notes Outstanding or from the Certificateholders of Certificates evidencing not less than 25% of the Certifi-cate Balance or an Officer in the Corporate Trust Office with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance. For purposes of this Article IV the phrase "payments by or on behalf of Obligors" shall mean payments made by Persons other than the Servicer or by other means.

                    SECTION 4.3. [Reserved]

                    SECTION 4.4. [Reserved] [Advances.  On each
          Deposit Date, the Servicer shall make an advance with respect to each Receivable (other than a Defaulted Re-ceivable) equal to the excess, if any, of (i) the amount of interest due on such Receivable at its applicable Contract Rate as of its Due Date, assuming the payment thereon was made on such Due Date [(or as of the date that would have been its Due Date had the Obligor not paid such Receivable ahead by more than one month)] over
          (ii) Interest Collections actually received by the Servicer as of the last day of such Collection Period with respect to such Receivable (each such payment, an "Advance"). If the amount specified in clause (ii) above with respect to a Receivable exceeds the amount specified in clause (i) above with respect to such Receivable, such excess amount shall be remitted to the Servicer to reim-burse the Servicer for previously unreimbursed Advances with respect to such Receivable; provided, however, that the Servicer shall not be entitled to reimbursement for an Advance resulting from a payment being made by or on behalf of the Obligor prior to the Due Date under the Receivable (a "Simple Interest Advance"). In addition, in the event that a Receivable becomes a Defaulted Re-ceivable, Outstanding Advances of accrued unpaid interest thereon shall be reimbursed to the extent of Interest Collections with respect to such Receivable and, if such amounts are insufficient, from amounts on deposit in the Reserve Account. The Servicer shall not be required to make an Advance (other than a Simple Interest Advance) to the extent that the Servicer, in its sole discretion, determines that such Advance would not subsequently be recovered (whether from Interest Collections on such Receivables (including Liquidation Proceeds) or the Reserve Account). The Servicer shall not make any ad-vance with respect to principal of Receivables. With respect to each Receivable, the Advance shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the


          Obligor, collections of Liquidation Proceeds and payments of the Purchase Amount. If the Servicer shall determine that an Outstanding Advance with respect to any Receiv-able shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, and Outstanding Advances with respect to such Receivable shall be reduced accordingly.]

                    SECTION 4.5.  [Reserved] [Additional Deposits.
          (a) The Servicer shall deposit in the Collection Account the aggregate Advances on the Receivables pursuant to
          Section 4.4. To the extent that the Servicer fails to make an advance pursuant to Section 4.4 on the date required, the Servicer shall so notify the Indenture Trustee in writing specifying the amount of the Advance and the Receivable to which such Advance relates, and the Indenture Trustee shall withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Collection Account.

                    (b) The Servicer and the Sellers shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables. All such deposits shall be made, in immedi-ately available funds, no later than the applicable Deposit Date. The Servicer shall deposit in the Collec-tion Account the aggregate of all amounts to be paid under Sections 9.1 and 3.7. [The Indenture Trustee shall deposit in the Collection Account the aggregate of amounts received pursuant to the Yield Supplement Agree-ment, if any, and amounts received from the Yield Supple-ment Account, if any, pursuant to Article V.]

                    (c) The Indenture Trustee shall on the Distri-bution Date relating to each Collection Period make a withdrawal from the Reserve Account in an amount equal to the amount (if positive) calculated by the Servicer pursuant to the second sentence of Section 4.6(b) and shall deposit such funds into the Collection Account.]

                    SECTION 4.6.  Distributions.  (a)  On each
          Distribution Date after making the reimbursement of Outstanding Advances pursuant to Sectron 4.4, the Inden-ture Trustee shall cause to be made the following trans-fers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                    (i)  to the Servicer, from the Available
               Interest (as so allocated), the Servicing Fee and all unpaid Servicing Fees from prior Col-lection Periods;

                    (ii)  to the Note Payment Account, from the
               Available Funds remaining after the application of clause (i), the Accrued Note Interest [and the Net
               Trust Swap Payment, if any];

                    (iii)  to the Note Payment Account, from the
               Available Funds remaining after the application of clauses (i) and (ii), the Noteholders' Principal
               Payment Amount;


                    (iv) to the Certificate Distribution Account, from the Available Funds remaining after the appli-cation of clauses (i) through (iii), the Accrued
               Certificate Interest;

                    (v) to the Certificate Distribution Account, from the Available Funds remaining after the appli-cation of clauses (i) through (iv), the Certificateholders' Principal Distribution Amount;
               and

                    (vi)  to the Reserve Account, the Available
               Funds remaining after the application of clauses (i) through (v).

          Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event with respect to [NB-SPC], the Avail-able Funds remaining after the application of clauses (i) and (ii) above will be deposited in the Note Payment Account to the extent necessary to reduce the principal amount of all the Notes to zero, and the Certificatehold-ers will not receive any distributions until the princi-pal amount and accrued interest on the Notes have been paid in full.

                    (b)  Prior to each Distribution Date, the
          Servicer shall on each Determination Date calculate the Available Funds, the Available Interest, the Available Principal, the Servicing Fee, the Accrued Note Interest, [the Net Swap Interest,] the Noteholders' Principal Payment Amount, the Noteholders' Regular Principal, the Noteholders' Accelerated Principal, [the Principal Dis-tribution Amount,] the Accrued Certificate Interest, the Certificateholders' Principal Distribution Amount, [the Certificateholders' Regular Principal and the Yield Supplement Amount, if any]. In addition, the Servicer shall calculate on each Determination Date the difference between the Total Required Payment and the Available Funds.

                    (c) On each Distribution Date, all amounts on deposit in the Note Payment Account [(other than [any] Investment Earnings [in excess of the weighted average of the Note Interest Rates] [and the Certificate Rate])] will be paid in the following order of priority:

                    (i) to the [applicable] Noteholders, accrued and unpaid interest on the outstanding principal amount of the [applicable class of] Notes at the [applicable] Note Interest Rate [and to the Swap Counterparty, the Net Trust Swap Payment, if any, for such Distribution Date, on a pro rata basis with the amount[s] payable to the Noteholders pursuant to this clause (i)]; [and]

                    (ii) to the [Class A-1] Noteholders in reduc-tion of principal until the principal amount of the [Class A-1] Notes has been reduced to zero[;



                    (iii)  to the Class A-2 Noteholders in reduc-
               tion of principal until the principal amount of the Class A-2 Notes has been reduced to zero; and

                    (iv) to the Class A-3 Noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been reduced to zero].

                    (d) On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

                    SECTION 4.7. Reserve Account. (a) (i) There shall be established, prior to the Closing Date, an account in the name of the Indenture Trustee at an Eligi-
          ble Institution (which shall initially be          ),
          which shall be designated as the "Reserve Account". The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to the Reserve Account in accordance with the Basic Documents. On the Closing Date, the Sellers shall deposit the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes and the Certificates. All amounts on deposit in and credited to the Reserve Account, including the Reserve Account Initial Deposit and any Permitted Investments (whether in the form of deposit accounts, Physical Property, book-entry securi-ties, uncertificated securities or otherwise), and all proceeds thereof (such amounts, the "Reserve Account Property") shall be pledged by the Sellers to __________, acting in its capacity as agent for the benefit of the Noteholders and the Certificateholders. Pursuant to the Indenture, the Issuer will pledge all of its right, title and interest in, to and under the Reserve Account and the Reserve Account Property to the Indenture Trustee on behalf of the Noteholders to secure the Issuer's obliga-tions under the Notes and the Indenture.

                    The Reserve Account Property shall, to the
          extent permitted by applicable law, rules and regula-tions, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Reserve Account in Permitted Investments that mature not later than the next Distribution Date, and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account shall, upon the written direction of the Servicer, be
          paid to                 on any Distribution Date to the
          extent funds on deposit therein, as certified by the Servicer, exceed the Specified Reserve Account Balance. In the event the Reserve Account is no longer to be
          maintained at                                   , the
          Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Reserve Account to be moved to an Eligible Institution within ten
          (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                    (ii)  With respect to Reserve Account Property:


                         (A)  any Reserve Account Property
                    that is held in deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institu-tions having the Required Rating. Each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authori-ty with respect thereto.

                         (B)  any Reserve Account Property
                    that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the defi-nition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial in-termediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee.

                         (C)  any Reserve Account Property
                    that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Reserve Account Property as described in such paragraph.

                         (D)  any Reserve Account Property
                    that is an "uncertificated security" under
                    Article 8 of the UCC shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Deliv-ery" and shall be maintained by the Inden-ture Trustee, pending maturity or disposi-tion, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security;

                         (E)  Property of a type which is not
                    capable of being delivered to the Inden-ture Trustee in accordance with the defi-nition of "Delivery" shall not constitute Reserve Account Property.

                    Effective upon Delivery of any Reserve Account Property in the form of Physical Property, uncertified securities or book-entry securities, the Indenture Trust-ee shall be deemed to have represented that it has pur-chased such Reserve Account Property for value, in good faith, and without notice of any adverse claim thereto.

                    (b) [If the Servicer pursuant to Section 4.4 determines on any Determination Date that it is required to make an Advance and does not do so from its own funds, the Servicer shall promptly instruct the Indenture Trust-ee in writing to withdraw funds, in an amount specified by the Servicer, from the Reserve Account and deposit them in the Collection Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 4.4 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances to the Indenture Trustee, and the Servicer shall within two Business Days replace any funds in the Reserve Account so used.]

                    (c)  If the amount on deposit in the Reserve
          Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to [apply such excess as Noteholders' Accelerated Principal] [distribute the amount of such excess to the holder of the right to receive any remaining Reserve Account Property following the payment of the aggregate principal balance of the Notes and the Certificate Balance and of all other amounts owing hereunder or under the Indenture or the Trust Agreement (the "Contingent Payment Right"); provid-ed that the Indenture Trustee and the Owner Trustee hereby release, on each Distribution Date, their security interest in, to and under Reserve Account Property dis-
          tributed to           the holder of the Contingent Pay-
          ment Right and provided further, that any portion of such excess attributable to investment income (net of losses and investment expenses) shall be paid to the holder of the Contingent Payment Right. [Subsequent to any reduc-tion or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Payment Account for payment to Noteholders as an accelerated payment of principal on [such Distribution Date.]

                    (d)  Amounts held from time to time in the
          Reserve Account will be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount [to the extent that the Available Funds (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account. In addition, funds will be with-drawn from the Reserve Account up to the Available Re-serve Amount (as reduced by any withdrawal pursuant to the [preceding sentence][two preceding sentences]) to the extent that the Available Funds remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preced-ing sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount.] [in an amount equal to the shortfall between the Total


          Required Amount, with respect to such Distribution Date, and the Available Funds, with respect to such Distribu-tion Date.] On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent, if any, of the Available Funds remaining after payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certifi-cate Distribution Account.

                    (e)  Following the payment in full of the
          aggregate principal amount of the Notes and the Certifi-cate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and Certificateholders and the termination of the Trust, any remaining Reserve Account Property shall be distributed to the holder of the Con-tingent Payment Right.

                    SECTION 4.8. Net Deposits. For so long as (i) NationsBank, N.A. shall be the Servicer and (ii) the Servicer shall be entitled pursuant to Section 4.2 to remit collections on a monthly rather than daily basis, NationsBank, N.A. may make the remittances pursuant to Sections 4.2 and 4.5 above, net of amounts to be distrib-uted to NationsBank, N.A. pursuant to Section 4.6(a)(i). Nonetheless, the Servicer shall account for all of the above described remittances and distributions except for the Supplemental Servicing Fee in the Servicer's Certifi-cate as if the amounts were deposited and/or transferred separately. The Sellers may make the remittances pursu-ant to Sections 4.2 and 4.5 above, net of amounts to be distributed to the Sellers pursuant to Section 4.6(a)(i). Nonetheless, the Sellers shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

                    SECTION 4.9.  Statements to Noteholders and
          Certificateholders. On each Distribution Date, the Servicer shall provide to the Indenture Trustee (with copies to the Rating Agencies and each Note Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with copies to the Rating Agencies and to each Certificate Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement based on information in the Servicer's Certificate furnished pursuant to
          Section 3.9, setting forth for the Collection Period relating to such Distribution Date the following informa-tion as to the Notes and the Certificates to the extent applicable:

                         (i)  the amount of such distribution
               allocable to principal allocable to the Notes and to the Certificates;

                         (ii)  the amount of such distribution
               allocable to interest allocable to the Notes and the Certificates;


                         (iii)  the amount of such distribution
               allocable to withdrawals made from the Reserve Account [and under the Yield Supplement Agreement and from amounts on deposit in the Yield Supplement Account];

                         (iv)  the Pool Balance as of the close of
               business on the Deposit Date;

                         (v)  the amount of the Servicing Fee paid
               to the Servicer with respect to the related Collec-tion Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Distribution Date;

                         (vi)  the amounts of the Noteholders'
               Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Short-fall, if any, on such Distribution Date and the change in such amounts from the preceding Distribu-tion Date;

                         (vii)  the aggregate outstanding principal
               amount of each Class of Notes, the Note Pool Factor for each Class of Notes, the Certificate Balance and the Certificate Pool Factor as of such Distribution Date;

                         (viii)  the balance of the Reserve Account
               on such Distribution Date, after giving effect to distributions made on such Distribution Date and the change in such balance from the preceding Distribu-tion Date;

                         (ix)  the amount of the aggregate Realized
               Losses, if any, with respect to the related Collec-tion Period;

                         (x)  the aggregate Purchase Amount of
               Receivables repurchased by the Sellers or purchased by the Servicer, if any, with respect to the related Collection Period;

                         [(xi)  the balance of the Yield Supplement
               Account on such Distribution Date, after giving effect to distributions made on such Distribution Date and the change in such balance from the preced-ing Distribution Date;]

                         [(xii) the balance of the Pre-Funding
               Account on such Distribution Date, after giving effect to distributions made on such Distribution Date and the change in such balance from the preced-ing Distribution Date;]

                         [(xiii) with respect to the succeeding
               Accrual Period, the applicable Note Interest Rate for [each Class of ] the Notes Outstanding; and]


                         [(xiv) the amount, if any, of [Advanc-
               es,][Advance Reserve Withdrawals] made on such Distribution Date.

                    Each amount set forth on the Distribution Date statement pursuant to clauses (i), (ii), (v) or (vi) above shall be expressed as a dollar amount per $1,000 of original principal amount or original Certificate Balance of a Note or a Certificate, as applicable.

                              End of Article IV


                                  ARTICLE V

                                 [ RESERVED]


                                  ARTICLE VI

          THE SELLERS

                    SECTION 6.1. Representations and Warranties of Sellers. Each Seller makes the following representations and warranties on which the Issuer is deemed to have
          relied in acquiring the Owner Trust Property.   These
          representations and warranties are made as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the other Owner Trust Property to the Trust.

                         (i)  Organization and Good Standing.  The
               Seller has been duly organized and is validly exist-ing as a national banking association, with the power and authority to own its properties and to conduct its business as such properties are present-ly owned and such business is presently conducted and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell its Receivables.

                         (ii)  Due Qualification.  The Seller has
               obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the ownership or servicing of its Receivables or render any of its Receivables unenforceable.

                         (iii)  Power and Authority.  The Seller
               has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee as Owner Trust Property; and the execution, deliv-ery, and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by the Seller by all necessary corporate action.

                         (iv)  No Consent Required.  The Seller is
               not required to obtain the consent of any other Person, or any consent, license, approval or autho-rization or registration or declaration with, any governmental authority, bureau or agency in connec-tion with the execution, delivery or performance of this Agreement, other than as may be required under the blue sky or securities laws of any state or the Act, or under state laws governing the perfection of the interests created under this Agreement.

                         (v)  Valid Sale; Binding Obligation.  This
               Agreement effects a valid sale, transfer, and as-signment of the Receivables and the other Owner Trust Property conveyed by the Seller to the Trust hereunder, enforceable against creditors of and purchasers from the Seller; and this Agreement constitutes a legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforce-ability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receiv-


               ership, liquidation and other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                         (vi)  No Violation.  The execution, deliv-
               ery and performance by the Seller of this Agreement and the consummation of the transactions contemplat-ed hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Seller, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any material indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or any of its proper-ties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agree-ment, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation, applicable to the Seller or its properties, of any federal or state regulato-ry body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                         (vii)  No Proceedings.  There are no
               proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Seller or its proper-ties: (a) asserting the invalidity of this Agree-ment or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agree-ment, (c) seeking any determination or ruling that might materially and adversely affect the perfor-mance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (d) that may adversely affect the federal or state income, excise, franchise or simi-lar tax attributes of the Certificates.

                    SECTION 6.2. Liability of the Sellers; Indem-nities. (a) The Sellers shall be jointly and severally liable in accordance herewith only to the extent of the obligations specifically undertaken hereunder and shall have no other obligations or liabilities hereunder.

                    (b)  The Sellers shall jointly and severally
          indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any taxes that may at any time be asserted against any such Person, its direc-tors, officers, employees and agents, the Trust, a Noteholder or a Certificateholder with respect to, and as of the date of, the sale, transfer and assignment of the


          Owner Trust Property to the Trust or the issuance and original sale of the Notes or the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Owner Trust Property or federal or other Applicable Tax State income taxes, including fran-chise taxes measured by net income, arising out of the transactions contemplated by this Agreement and the other Basic Documents, or any transfer taxes arising in connec-tion with the transfer of the Notes or the Certificates), and reasonable costs and expenses in defending against the same.

                    (c)  The Sellers shall jointly and severally
          indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) a Seller's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disre-gard of the obligations and duties hereunder; or (ii) any action taken, or failed to be taken, by a Seller in respect of any portion of the Owner Trust Property.

                    (d)  The Sellers shall jointly and severally
          indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of the violation by a Seller of federal or state securities laws in connection with the registration or the sale of the Notes or the Certificates.

                    (e)  The Sellers shall jointly and severally
          indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders as the result of the failure of any Receivable conveyed by it to the Trust hereunder, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

                    (f)  Indemnification under this Section 6.2
          shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. If the Sellers shall have made any indemnity payments pursuant to this Section 6.2 and the indemnified party thereafter shall collect any of such amounts from Persons other than the Sellers, such indemnified party shall immediately upon receipt thereof repay such amounts to the Sellers, without interest.

                    (g)  The Sellers shall jointly and severally
          indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the accep-tance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the


          Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfea-sance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or (ii) in the case of the Owner Trustee shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement or (iii) in the case of the Indenture Trustee shall arise from the breach by the Indenture Trustee of any of its representa-tions and warranties set forth in the Indenture.

                    (h) The General Partner shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Property.

                    SECTION 6.3.  Merger or Consolidation of, or
          Assumption of the Obligations of, any of the Sellers.
          Any Person (i) into which a Seller may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which a Seller is a party, or (iii) that may succeed by purchase and assump-tion to all or substantially all of the business of a Seller, where such Seller is not the surviving entity, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of such affected Seller(s) under this Agreement, will be the successor to such Seller(s) under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) such affected Seller(s) shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Coun-sel each stating that such merger, conversion, consolida-tion or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent, if any, provided for in this Agreement relat-ing to such transaction have been complied with and (y) the Sellers shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financ-ing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Issuer and the Indenture Trustee, respectively, in the Receiv-ables and the other Owner Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be neces-sary to preserve and protect such interest. The Sellers shall provide notice of any merger, conversion, consoli-dation, or succession pursuant to this Section 6.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) or (y) above shall be conditions to the consummation of the transac-tions referred to in clauses (i), (ii) or (iii) above.

                    SECTION 6.4.  Limitation on Liability of the
          Sellers and Others.  Each Seller and any officer or


          employee or agent of any of the Sellers may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. No Seller shall be under any obligation to appear in, prose-cute, or defend any legal action that shall not be inci-dental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liabili-ty.

                    SECTION 6.5. Sellers May Own Notes or Certifi-cates. Each of the Sellers, and any Affiliate of the Sellers, may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Sellers or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Docu-ments. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Sellers or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without prefer-ence, priority, or distinction as among all of the Notes and Certificates.

                              End of Article VI


          ARTICLE VII

          THE SERVICER

                    SECTION 7.1. Representations of Servicer. The Servicer makes the following representations and warran-ties on which the Issuer is deemed to have relied in
          acquiring the Owner Trust Property.   These representa-
          tions and warranties are made as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the other Owner Trust Property to the Trust.

                         (i)  Organization and Good Standing.  The
               Servicer has been duly organized and is validly existing as a national banking association, with the power and authority to own its properties and to conduct its business as such properties are present-ly owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Receiv-ables, and to hold the Receivable Files as custodian on behalf of the Owner Trustee and the Indenture Trustee.

                         (ii)  Due Qualification.  The Servicer has
               obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the ability of the Servicer to service, or the enforceability of, the Receivables.

                         (iii)  Power and Authority.  The Servicer
               has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

                         (iv)  No Consent Required.  The Servicer
               is not required to obtain the consent of any other Person, or any consent, license, approval or autho-rization or registration or declaration with, any governmental authority, bureau or agency in connec-tion with the execution, delivery or performance of this Agreement.

                         (v)  Binding Obligation; Enforceability.
               This Agreement constitutes a legal, valid, and binding obligation of the Servicer, enforceable against the Servicer in accordance with it terms, subject, as to enforceability, to applicable bank-ruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                         (vi)  No Violation.  The execution, deliv-
               ery and performance of this Agreement, the consumma-tion of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agree-ment), or violate any law, order, rule, or regula-tion applicable to the Servicer or its properties of any federal or state regulatory body, any court, administrative agency, or other governmental instru-mentality having jurisdiction over the Servicer or any of its properties.

                         (vii)  No Proceedings.  There are no
               proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having juris-diction over the Servicer or its properties: (a) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (b) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Docu-ments, (c) seeking any determination or ruling that might materially and adversely affect the perfor-mance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or (d) that may adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

                    SECTION 7.2.  Indemnities of Servicer.  The
          Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

                    (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Inden-ture Trustee, the Noteholders, the Certificateholders and the Sellers from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle or in respect of any action taken, or failed to be taken, by the Servicer with respect to any Receivable or other portion of the Owner Trust Property.

                    (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the


          Indenture Trustee from and against any taxes that may at any time be asserted against any of the foregoing with respect to the transactions contemplated herein or in the other Basic Documents, if any, including, without limita-tion, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Owner Trust Property to the Trust or the issuance and original sale of the Notes and the Certificates, or asserted with respect to ownership of the Receivables or the other Owner Trust Property, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

                    (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Inden-ture Trustee, the Noteholders, the Certificateholders and the Sellers from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liabili-ty arose out of, or was imposed upon any of the foregoing through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party.

                    (d) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificate-holders from and against any and all costs, expenses, losses, claims, damages, and liabilities, to the extent that such cost, expense, loss, claim, damage, or liabili-ty arose out of, or was imposed upon, or incurred by, the Trustee, the Trust or the Certificateholders as a result of the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this Agreement.

                    Indemnification under this Section 7.2 shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations of the Servicer hereunder shall survive any termination of the Servicer pursuant to Section 8.1, but only with respect to obligations arising prior thereto, and any payment of the amount owing under, or the Purchase Amount with respect to, any Receivable. If the Servicer shall have made any indemnity payments pursuant to this Section 7.2 and the indemnified party thereafter collects any of such amounts from others, such indemnified party shall immedi-ately upon receipt thereof repay such amounts to the Servicer, without interest.

                    SECTION 7.3.  Merger or Consolidation of, or
          Assumption of the Obligations of, Servicer. Any corpora-tion or other entity (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which a Servicer is a party, or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity shall be an


          Eligible Servicer and shall have executed an agreement assuming the performance of the obligations of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement (without relieving the Servicer of its responsibilities hereunder, if it sur-vives such merger, conversion or consolidation) without any further act on the part of any of the parties to this Agreement; the Servicer shall promptly inform the Owner Trustee, the Indenture Trustee and the Rating Agencies of any such merger, conversion, consolidation or purchase and assumption, where the Servicer is not the surviving entity.

                    SECTION 7.4.  Limitation on Liability of
          Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for re-fraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disre-gard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment).
          The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer's Certificate or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

                    (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the par-ties to this Agreement and the interests of the Noteholders and Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

                    SECTION 7.5. NationsBank, N.A. Not to Resign as Servicer. Subject to the provisions of Section 7.3, NationsBank, N.A. shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of NationsBank, N.A. shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be con-firmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) taken the actions required by the last paragraph of Section 8.1, (ii) assumed the responsi-bilities and obligations of NationsBank, N.A. in accor-dance with Section 8.2 and (iii) become the Administrator under the Administration Agreement pursuant to Section 9 thereof.

                    SECTION 7.6. Servicer May Own Notes or Certif-icates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.

                              End of Article VII


          ARTICLE VIII
          SERVICING TERMINATION

                    SECTION 8.1.  Events of Servicing Termination.
          (a) If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

                    (i) Any failure by the Servicer to (A) deliver
               the Servicer's Certificate in accordance with Sec-tion 3.9 hereof, or (B) deliver to the Owner Trustee or the Indenture any proceeds or payment required to be so delivered under the terms of the Notes and the Certificates and this Agreement that shall continue unremedied for a period of five (5) Business Days after the due date therefor (or, in the case of a payment or deposit to be made no later than a Depos-it Date immediately preceding a Distribution Date, the failure to make such payment or deposit by such Distribution Date); or

                    (ii) Failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in the Notes, the Certificates or in this Agreement, which failure shall (a) materially and adversely affect the rights of Noteholders or Cer-tificateholders and (b) continue unremedied for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Owner Trustee or the Indenture Trustee, or (2) to the Owner Trustee, the Indenture Trustee, the Sellers and the Servicer by the Majori-ty Noteholders or by the Majority Certificatehold-ers; or

                    (iii)  The entry of a decree or order by a
               court or agency or supervisory authority of compe-tent jurisdiction for the appointment of a conserva-tor, receiver, liquidator or trustee for the Servicer in any bankruptcy, insolvency, receivership , readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days;

                         (iv)  The consent by the Servicer to the
               appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjust-ment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or relating to substantially all of its property, the admission in writing by the Servicer of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Servicer of payment of its obligations; or


                         (v)  The failure by the Servicer to be an
               Eligible Servicer;

          then, and in each and every case, so long as an Event of Servicing Termination shall not have been remedied, either (i) the Indenture Trustee, or (ii) by the Inden-ture Trustee at the direction of the Majority Noteholders, or (iii) by the Owner Trustee with the consent of the Majority Noteholders, or (iv) if the Notes have been paid in full, (x) by the Owner Trustee, at the direction of the Majority Certificateholders or (y) by the Owner Trustee with the consent of the Majority Cer-tificateholders. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Owner Trust Property or otherwise, shall pass to and be vested in the Inden-ture Trustee or such successor Servicer as may be ap-pointed under Section 8.2; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby autho-rized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or other-wise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and en-dorsement of the Receivables Files and related documents, or otherwise.

                    The predecessor Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such succes-sor Servicer in effecting the termination of the respon-sibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Indenture Trustee or such successor Servicer for administration of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files and the related accounts and records maintained by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connec-tion with transferring the Receivable Files to the suc-cessor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.1 shall be paid by the predecessor Servicer upon presenta-tion of reasonable documentation of such costs and ex-penses.

                    SECTION 8.2.  Appointment of Successor
          Servicer. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.1 or the Servicer's resignation in accordance with the terms of this Agree-ment, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the prede-cessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompany-ing Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trust-ee and the Indenture Trustee, provided, however, that if the Servicer has been terminated as a result of the appointment of a trustee, receiver or other official pursuant to Section 8.1(a)(iii) and no other Event of Servicing Termination has occurred, such trustee or official may have the power to prevent such Indenture Trustee or the Noteholders from effecting a transfer of servicing. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 8.2, the Indenture Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any Eligible Servicer as the successor to the Servicer under this Agreement. The Servicer shall not resign or be relieved of its duties under this Agreement until a newly appointed Servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Agreement.

                         (b) Upon appointment, the successor
          Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising there-after relating thereto placed on the predecessor Servicer, by the terms and provisions of this Agreement.

                         (c) In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                    SECTION 8.3.  Effect of Servicing Transfer.
          (a) After the transfer of servicing hereunder, the Indenture Trustee or successor Servicer shall, if neces-sary, notify Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

                    (b) Except as provided in Sections 7.2 and 9.8 after the transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Receivables and the successor Servicer shall have all of such obligations, except that the outgoing Servicer shall transmit or cause to be transmit-ted directly to the successor Servicer for its own ac-count, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer


          (properly endorsed where required for the successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables and the outgoing Servicer shall continue to cooperate with the successor Servicer by providing information and in the enforcement of the Dealer Agreements, the Dealer Assignments and the Insurance Policies.

                    (c)  A transfer of servicing hereunder shall
          not affect the rights and duties of the parties hereunder (including the obligations and indemnities of the Sellers pursuant to Sections 2.4, 3.3, 6.1 and 6.2 or, with respect to obligations and indemnities arising prior to, or concurrently with, a transfer of servicing hereunder, the outgoing Servicer pursuant to Section 2.8, 7.1 or 7.2) other than those relating to the management, admin-istration, servicing, custody or collection of the Re-ceivables and the other Owner Trust Property. The suc-cessor Servicer shall, upon its appointment pursuant to
          Section 8.2 and as part of its duties and responsibili-ties under this Agreement, promptly take all action it deems necessary or appropriate so that the outgoing Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Agreement on each Distribution Date subsequent to the date on which it is terminated as Servicer hereunder.

                    (d) Any successor Servicer shall provide the Sellers with access to the Receivable Files and to the successor Servicer's records (whether written or automat-ed) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reason-able request and during normal business hours at the offices of the successor Servicer. Nothing in this
          Section 8.3 shall affect the obligation of the successor Servicer to observe any applicable law prohibiting dis-closure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.3.

                    SECTION 8.4.  Repayment of Advances.  If the
          identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive to the extent of available funds reimbursement for Outstanding Advances pursuant to Section 4.3 and 4.4, in the manner specified in Section 4.6, with respect to all Advances made by the predecessor Servicer.

                    SECTION 8.5. Notification to Noteholders and Certificateholders. Upon any termination of, or appoint-ment of a successor to, the Servicer pursuant to this
          Article VIII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, and the Owner Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses of record and to each Rating Agency.

                    SECTION 8.6. Waiver of Past Events of Servic-ing Termination. The Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding or the Certificateholders of Certificates evidencing not less than a majority of the Certificate


          Balance (in the case of an Event of Servicing Termination which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termina-tion hereunder and its consequences, except an event resulting from the failure to make any required deposits to or payments from any of the Indenture Trust Accounts, the Certificate Distribution Account[, the Yield Supple-ment Account or the Reserve Account] in accordance with this Agreement. Upon any such waiver of a past Event of Servicing Termination, such Event of Servicing Termina-tion shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereon.

                    SECTION 8.7. Transfer of Accounts. Notwith-standing the provisions of Section 8.1, if any of the Indenture Trust Accounts, [Certificate Distribution Account] or the Reserve Account is maintained with the Servicer or any Affiliate of the Servicer and an Event of Servicing Termination shall occur and be continuing, the Servicer shall promptly, and in any event within five (5) Business Days, give notice to an Authorized Officer of the Indenture Trustee (or, in the case of the Certificate Distribution Account, the Owner Trustee) of such Event of Servicing Termination, and the Indenture Trustee (or the Owner Trustee, as applicable), within five (5) Business Days after the receipt of such notice, shall establish new Eligible Deposit Accounts conforming with the re-quirements of this Agreement and promptly shall transfer all funds in any such Indenture Trust Accounts, Certifi-cate Distribution Account or the Reserve Account to such new Eligible Deposit Accounts.

                             End of Article VIII


          ARTICLE IX

          TERMINATION

                    SECTION 9.1.  Optional Purchase of All Receiv-
          ables.    On the last day of any Collection Period as of
          which the [Pool Factor shall be less than the Optional Purchase Percentage] [Pool Balance shall be not more than 5% of the Initial Pool Balance], the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall deposit pursuant to Section 4.5 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exer-cise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal amount of the Notes and the Certificate Balance and all accrued but unpaid interest (including any over-due interest) thereon. The amount deposited in the Collection Account pursuant to this Section 9.1 shall be used on the next Distribution Date to make payments in full to Noteholders and Certificateholders in the manner set forth in Article IV.

                    SECTION 9.2. Succession Upon Satisfaction and Discharge of Indenture. Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificate-holders will succeed to the rights of the Noteholders hereunder, and the Indenture Trustee will continue to carry out its obligations hereunder with respect to the Certificateholders, including without limitation making distributions from the Collection Account in accordance with Section 4.6 and making withdrawals from the Reserve Account in accordance with Section 4.5(c) and Section 4.7.

                    [SECTION 9.3.   Sale Upon Termination.  (a)
          The Servicer will, within [ten] days following a Distri-bution Date as of which the Pool Balance is equal to or less than the Optional Purchase Percentage of the Initial Pool Balance, solicit bids for the purchase of the Re-ceivables remaining in the Trust, in a commercially reasonable manner and on commercially reasonable terms. The minimum price of any such bid which may be accepted shall be an amount not less than the sum of (i) the amount of all accrued and unpaid interest on the Notes Outstanding to the next succeeding Distribution Date,
          (ii) the unpaid principal amount of the Notes Outstand-ing, (iii) the amount of all accrued and unpaid interest on the Certificates Outstanding to the next succeeding Distribution Date, and (iv) the principal balance of the Certificates Outstanding. The Owner's Trustee's interest in such Receivables and related Owner Trust Property will not be released or terminated except upon receipt of payment of the purchase price therefor. If two or more bids are received, each of which are at least equal to the amount described above, then the Receivables and related Owner Trust Property remaining in such Trust will be sold to the highest bidder.

               (b) The amount of the accepted bid described in the paragraph (a) of this Section 9.3 shall be deposited in the Collection Account and shall be used on the next Distribution Date to make payments in full to Noteholders and Certificateholders in the manner set forth in Article IV.

                              End of Article IX


          ARTICLE X

          MISCELLANEOUS PROVISIONS

                    SECTION 10.1. Amendment. (a) This Agreement may be amended by the Sellers, the Servicer and the Issuer, with the consent of the Indenture Trustee and the Owner Trustee to the extent that their respective rights or obligations may be affected thereby (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct, delete or supplement any provisions in this Agreement, or to add any other provi-sions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

                    (b)  This Agreement may also be amended from
          time to time by the Sellers, the Servicer and the Issuer, with the consent of the Indenture Trustee and the Owner Trustee to the extent that their respective rights or obligations may be affected thereby (which consent may not be unreasonably withheld) and with the consent of (i) the Majority Noteholders and (ii) the Majority Certifi-cateholders (which consent, when given pursuant to this Section 10.1 or pursuant to any other provision of this Agreement, shall be conclusive and binding on the holder of such Note or Certificate, as the case may be, and on all future Noteholders of such Note or Certificateholders of such Certificate, as the case may be, and of any Note or Certificate, as applicable, issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon such Note or the Certificate), for the purpose of adding any provi-sions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificate-holders; provided, however, that no such amendment shall
          (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the alloca-tion or priority of, collections of payments on Receiv-ables or distributions that shall be required to be made on any Note or Certificate or change any Note Interest Rate or the Certificate Rate or the Specified Reserve Account Balance, without the consent of all adversely affected Noteholders or Certificateholders or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Noteholders of all Notes and Certificateholders of all Certificates affected thereby.

                    (c) Prior to the execution of any such amend-ment or consent the Servicer will provide and the Owner Trustee shall distribute written notification of the substance of such amendment or consent to each Rating Agency.

                    (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each Rating Agency. It shall not be neces-sary for the consent of Noteholders or the Certificate-holders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificate-holders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reason-able requirements as the Owner Trustee and the Indenture Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Note Depository Agreements.

                    (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.2(i)(1). The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee's or Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

                    SECTION 10.2.  Protection of Title to Trust.
          (a) The Sellers shall execute and file such financing statements and cause to be executed and filed such con-tinuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer and the Indenture Trustee for the benefit of the Noteholders in the Receivables and in the proceeds thereof. The Sellers shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                    (b) None of the Sellers nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Sellers in accordance with paragraph (a) above seriously mislead-ing within the meaning of SECTION 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five (5) Business Days prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                    (c)  The Sellers and the Servicer shall give
          the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                    (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in suffi-cient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including pay-ments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account,[ the Yield Supplement Account] and the Reserve Account in respect of such Receivable.

                    (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Issuer's and the Indenture Trustee's interest in a Re-ceivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

                    (f) If at any time the Sellers or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in retail automotive installment sales contracts to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indi-cate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

                    (g) The Servicer shall permit the Owner Trust-ee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

                    (h) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within twenty (20) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                    (i)  The Servicer shall deliver to the Owner
          Trustee and the Indenture Trustee:

                         (1)  promptly after the execution and
               delivery of this Agreement and of each amend-ment thereto, an Opinion of Counsel either (A)


               stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trust-ee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
               (B) stating that, in the opinion of such Coun-sel, no such action shall be necessary to pre-serve and protect such interest; and

                         (2)  within 120 days after the begin-
               ning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and re-citing the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such in-terest.

                    Each Opinion of Counsel referred to in clause
          (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                    (j) The Sellers shall, to the extent required by applicable law, cause the Notes and the Certificates to be registered with the Securities and Exchange Commis-sion pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                    (k) For the purpose of facilitating the execu-tion of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                    SECTION 10.3. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REME-DIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETER-MINED IN ACCORDANCE WITH SUCH LAWS.

                    SECTION 10.4. Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by telecopier, over-night courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Sellers or the Servicer, to the agent for service as specified in Sec-tion 10.11 hereof, or at such other address as shall be designated by the Sellers or the Servicer in a written notice to the Owner Trustee and the Indenture Trustee,
          (b) in the case of the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (c) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, (d) in the case of Moody's Investors Service, Inc., at the following address: Moody's Inves-tors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (e) in the case of [Standard & Poor's Ratings Group], at the following address: [Standard & Poor's Ratings Group], 25 Broadway, 20th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificate-holder shall be given by first class mail, postage pre-paid, at the address of such Person as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificate-holder shall receive such notice.

                    SECTION 10.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason what-soever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes, the Certificates or the rights of the holders thereof.

                    SECTION 10.6.  Assignment.  Notwithstanding
          anything to the contrary contained herein, except as provided in Sections 7.3 and 8.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Sellers or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Noteholders of Notes evidencing not less than 66-2/3% of the principal amount of the Notes Outstanding and the Certificateholders of Certificates evidencing not less than 66-2/3% of the Certificate Balance.

                    SECTION 10.7. Further Assurances. The Sellers and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limita-tion, the execution of any financing statements or con-tinuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                    SECTION 10.8. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    SECTION 10.9. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Certifi-cateholders, and their respective successors and permit-ted assigns. Except as otherwise provided in this Arti-cle X, no other Person will have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

                    SECTION 10.10.  Actions by Noteholders or
          Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a no-tice, demand, or instruction given by Noteholders or Certificateholders, such action, notice, or instruction may be taken or given by any Noteholder or Certificate-holder, as applicable, unless such provision requires a specific percentage of Noteholders or Certificateholders.

                    (b) Any request, demand, authorization, direc-tion, notice, consent, waiver, or other act by a Noteholder or Certificateholder shall bind such Noteholder or Certificateholder and every subsequent holder of such Note or Certificate issued upon the regis-tration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

                    SECTION 10.11. Agent for Service. The agent for service of the Sellers and the Servicer in respect of this Agreement shall be Robert W. Long, Jr., Esq., NationsBank Corporation, NationsBank Corporate Center, 100 North Tryon Street, NC1-007-20-01, Charlotte, North Carolina 28255.

                    SECTION 10.12.  No Bankruptcy Petition.  The
          Owner Trustee, the Indenture Trustee, the Sellers and the Servicer each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by a trust which securities were rated by any nationally recognized statistical rating organization it will not institute against, or join any other Person in instituting against, the General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceed-ings under any federal or State bankruptcy or similar law. This Section 10.12 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement or the Indenture Trustee under the Indenture or the termina-tion of this Agreement.

                    SECTION 10.13.  Limitation of Liability of
          Owner Trustee and Indenture Trustee. (a) Notwithstand-ing anything contained herein to the contrary, this


          Agreement has been countersigned by _____ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall _____ in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                    (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by _____, not in its individual capacity but solely as Indenture Trustee, and in no event shall _____ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                               End of Article X


                    IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        NATIONSBANK, N.A.
                                           as Seller

                                        By:
                                             Name:
                                             Title:

                                        NATIONSBANK, N.A. (SOUTH)
                                           as Seller

                                        By:
                                             Name:
                                             Title:

                                        NATIONSBANK OF TEXAS, N.A.
                                           as Seller

                                        By:
                                             Name:
                                             Title:

                                        NATIONSBANK, N.A.
                                           as Servicer

                                        By:
                                             Name:
                                             Title:

                                        NATIONSBANK AUTO OWNER TRUST
                                           _____-__,
                                           as Issuer

                                        By:_____________________,
                                             as Owner Trustee

                                        By:
                                             Name:
                                             Title:

          Accepted and agreed:

          _________________________,
          as Indenture Trustee

          By:
               Name:
               Title:


          _________________________,
          as Owner Trustee

          By:
               Name:
               Title:


          SCHEDULE A

                              [SCHEDULE OF RECEIVABLES]

                      Delivered to Indenture Trustee at Closing


                                                                 EXHIBIT A

                     [FORM OF YIELD SUPPLEMENT AGREEMENT]

                                             ________, _____

          NationsBank Auto Owner Trust ___-__
           c/o NationsBank, N.A.
          100 North Tryon Street
          Charlotte, North Carolina  28255

                         Re:  NationsBank Auto Owner Trust -

          Ladies and Gentlemen:

                    We hereby confirm arrangements made as of the date hereof with you to be effective upon (i) receipt by us of the enclosed copy of this letter agreement (as from time to time amended, supplemented or otherwise modified and in effect, the "Yield Supplement Agreement"), execut-ed by you, and (ii) execution of the Sale and Servicing Agreement referred to below and payment of the purchase price specified thereunder. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agree-ment, dated as of _______, ____ (as from time to time amended, supplemented or otherwise modified and in ef-fect, the "Sale and Servicing Agreement"), between NationsBank, N.A., NationsBank, N.A .(South) and NationsBank of Texas, N.A. (each a "Seller", and collec-tively, the "Sellers"), and NationsBank, Auto Owner Trust
                      , as purchaser and Issuer (the "Purchaser").

                    1.   On or prior to the Determination Date
          preceding each Distribution Date, the Servicer shall notify the Purchaser and the Sellers of the Yield Supple-ment Amount for such Distribution Date.

                    2. In consideration for the Purchaser enter-ing into the Sale and Servicing Agreement and the pur-chase price paid to the Sellers for the Receivables under the Sale and Servicing Agreement, we agree to make a payment of the Yield Supplement Amount to the Purchaser, or to the pledgee or the assignee of the Purchaser re-ferred to in paragraph 5 hereof, on the Business Day prior to each Distribution Date.

                    3. All payments pursuant hereto shall be made by federal wire transfer (same day) funds or in immedi-ately available funds, to such account as the Purchaser or the pledgee of the assignee of the Purchaser referred to in Section 5 hereof, may designate in writing to the Sellers, prior to the relevant Distribution Date.

                    4.   Our agreements set forth in this Yield
          Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense and shall remain in full force and effect without regard to, and shall not be released, discharged or in


          NationsBank Auto Owner Trust ___-__
          ______, ____
          Page 2

          any way affected by, any circumstances or condition whatsoever.

                    5. Pursuant to the Indenture, the Purchaser will pledge its rights under this Yield Supplement Agree-ment, along with certain other assets of the Purchaser, to __________, as Indenture Trustee, to secure its obli-gations under the Notes and the Indenture, and the Sell-ers hereby acknowledge and consent to such pledge. The Sellers hereby agree, for the benefit of the Trust, that following such sale, transfer, assignment, conveyance and pledge, this Yield Supplement Agreement shall not be amended, modified or terminated without the consent of the Purchaser, and, prior to the payment in full of the Notes, the Indenture Trustee.

                    6.   This Yield Supplement Agreement will be
          governed by, and construed in accordance with, the laws of the State of New York.

                    7. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing and shall be effective upon receipt there-of. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

                     If to the Purchaser:

                     NationsBank Auto Owner Trust
                     c/o NationsBank, N.A.
                     100 North Tryon Street
                     NC1-007-20-01
                     Charlotte, North Carolina  28255
                     Attention: ___________
                     Telephone: (704) 386-____
                     Telecopy:

                     If to the Sellers:

                     c/o NationsBank, N.A.
                     100 North Tryon Street
                     NC1-007-20-01
                     Charlotte, North Carolina  28255
                     Attention: ___________
                     Telephone: (704) 386-____
                     Telecopy:

                     8.  This Yield Supplement Agreement may be
          executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.


          NationsBank Auto Owner Trust ___-__
          ______, ____
          Page 3

                     If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                             Very truly yours,

                                             NATIONSBANK, N.A.,
                                               as Seller

                                             By: _______________________
                                                 Name:
                                                 Title:

                                             NATIONSBANK, N.A. (SOUTH),
                                               as Seller

                                             By: _______________________
                                                 Name:
                                                 Title:

                                             NATIONSBANK OF TEXAS, N.A.,
                                               as Seller

                                             By: _______________________
                                                 Name:
                                                 Title:


          NationsBank Auto Owner Trust ___-__
          ______, ____
          Page 4

          Agreed and accepted as of
          the date first above written:

          NationsBank Auto Owner Trust,
            as Purchaser

          By: _____________
              Owner Trustee

          By: _______________________
          Name:
          Title:





                         SALE AND SERVICING AGREEMENT

                                 by and among

                    NATIONSBANK AUTO OWNER TRUST ______-_,

                                  as Issuer,

               NATIONSBANK, N.A., NATIONSBANK, N.A. (SOUTH) AND
          NATIONSBANK OF TEXAS, N.A.

                                  as Sellers

                                     and

                              NATIONSBANK, N.A.

                                 as Servicer

                        Dated as of ____________, ____




                              TABLE OF CONTENTS

                                                                Page
                                  ARTICLE I

                            DEFINITIONS AND USAGE

                                  ARTICLE II

                             OWNER TRUST PROPERTY

          SECTION 2.1.         Conveyance of Owner Trust Property
                                                                        2
          SECTION 2.2.         Representations and Warranties of
                       the Sellers as to the Receivables  . . .    2
          SECTION 2.3.         Warranties as to the Receivables in
                               the Aggregate and Actions
                       of the Sellers . . . . . . . . . . . . .    7
          SECTION 2.4.         Repurchase upon Breach   . . . .    9
          SECTION 2.5.         Custody of Receivable Files  . .   10
          SECTION 2.6.         Duties of Servicer as Custodian    11
          SECTION 2.7.         Instructions; Authority to Act     13
          SECTION 2.8.         Custodian's Indemnification  . .   13
          SECTION 2.9.         Effective Period and Termination
                                                                       13

                                 ARTICLE III

                       ADMINISTRATION AND SERVICING OF
                     RECEIVABLES AND OWNER TRUST PROPERTY

          SECTION 3.1.         Duties of Servicer   . . . . . .   15
          SECTION 3.2.         Collection of Receivable Payments;
                               Credit Deferrals   . . . . . . .   19
          SECTION 3.3.         Realization upon Receivables   .   19
          SECTION 3.4.         Physical Damage Insurance  . . .   20
          SECTION 3.5.         Maintenance of Security Interests in

                       Financed Vehicles  . . . . . . . . . . .   21
          SECTION 3.6.         Covenants of the Servicer  . . .   21
          SECTION 3.7.         Purchases by Servicer upon Breach
                                                                       22
          SECTION 3.8.         Servicing Compensation   . . . .   22
          SECTION 3.9.         Servicer's Report  . . . . . . .   23
          SECTION 3.10.        Annual Statement as to Compliance
                                                                       24
          SECTION 3.11.        Independent Certified Public
                               Accountants' Reports   . . . . .   24
          SECTION 3.12.        Access to Certain Documentation and
                       Information Regarding Receivables  . . .   25
          SECTION 3.13.        Reports to the Commission  . . .   25
          SECTION 3.14.        Reports to the Rating Agencies     25

                                  ARTICLE IV

                DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO
                      NOTEHOLDERS AND CERTIFICATEHOLDERS

          SECTION 4.1.         Accounts   . . . . . . . . . . .   27
          SECTION 4.2.         Collections  . . . . . . . . . .   29
          SECTION 4.3.         [Reserved] 30
          SECTION 4.4.         [Reserved] [Advances   . . . . .   30
          SECTION 4.5.         [Reserved] [Additional Deposits    31
          SECTION 4.6.         Distributions  . . . . . . . . .   32
          SECTION 4.7.         Reserve Account  . . . . . . . .   34
          SECTION 4.8.         Net Deposits   . . . . . . . . .   37


                                                                Page

          SECTION 4.9.         Statements to    . . . . . . . .   37

                                  ARTICLE V

                                 [ RESERVED]  . . . . . . . . .   41

                                  ARTICLE VI

                                 THE SELLERS

          SECTION 6.1.         Representations and Warranties of
                               Sellers  . . . . . . . . . . . .   41
          SECTION 6.2.         Liability of the Sellers; Indemni-
                               ties   . . . . . . . . . . . . .   43
          SECTION 6.3. Merger or Consolidation of, or As-sumption of the Obligations of, any
                               of the Sellers   . . . . . . . .   44
          SECTION 6.4.         Limitation on Liability of the Sell-
                               ers and Others   . . . . . . . .   45
          SECTION 6.5.         Sellers May Own Notes or Certifi-
                               cates  . . . . . . . . . . . . .   45

                                 ARTICLE VII

                                 THE SERVICER

          SECTION 7.1.         Representations of Servicer  . .   47
          SECTION 7.2.         Indemnities  . . . . . . . . . .   49
          SECTION 7.3. Merger or Consolidation of, or As-sumption of the Obligations of,
                               Servicer   . . . . . . . . . . .   50
          SECTION 7.4.         Limitation on Liability of Servicer
                               and Others   . . . . . . . . . .   50
          SECTION 7.5.         NationsBank, N.A. Not to Resign as
                               Servicer   . . . . . . . . . . .   51
          SECTION 7.6.         Servicer May Own Notes or Certifi-
                               cates  . . . . . . . . . . . . .   51

                                 ARTICLE VIII

                            SERVICING TERMINATION

          SECTION 8.1.         Events of Servicing Termination    53
          SECTION 8.2.         Appointment of Successor Servicer
                                                                       55
          SECTION 8.3.         Effect of Servicing Transfer   .   56
          SECTION 8.4.         Repayment of Advances  . . . . .   57
          SECTION 8.5.         Notification to Noteholders and Cer-
                               tificateholders  . . . . . . . .   57
          SECTION 8.6.         Waiver of Past Events of Servicing
                       Termination  . . . . . . . . . . . . . .   57
          SECTION 8.7.         Transfer of Accounts   . . . . .   57

                                  ARTICLE IX

                                 TERMINATION

          SECTION 9.1.         Optional Purchase of All Receivables
                                                                       59

          SECTION 10.1.        Amendment  . . . . . . . . . . .   60
          SECTION 10.2.        Protection of Title to Trust   .   61


                                                                Page

          SECTION 10.3.        Governing Law  . . . . . . . . .   64
          SECTION 10.4.        Notices  . . . . . . . . . . . .   64
          SECTION 10.5.        Severability of Provisions   . .   65
          SECTION 10.6.        Assignment   . . . . . . . . . .   65
          SECTION 10.7.        Further Assurances   . . . . . .   65
          SECTION 10.8.        No Waiver; Cumulative Remedies     65
          SECTION 10.9.        Third-Party Beneficiaries  . . . . .
          SECTION 10.10.       Actions by Noteholders or
                       Certificateholders   . . . . . . . . . .   66
          SECTION 10.11.       Agent for Service  . . . . . . .   66
          SECTION 10.12.       No Bankruptcy Petition.  . . . .   66
          SECTION 10.13.       Limitation of Liability of Owner
                               Trustee
                       and Indenture Trustee  . . . . . . . . .   67

          SCHEDULE A:  Schedule of Receivables

          EXHIBIT A:           Form of Yield Supplement Agreement